EXHIBIT 99.1
News Release
Exxon Mobil Corporation
ExxonMobil Media Relations:	5959 Las Colinas Boulevard
(972) 940-6007	Irving, TX 75039-2298
972 940 6007 Telephone
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FOR IMMEDIATE RELEASE
MONDAY, MARCH 1, 2021

Michael Angelakis and Jeffrey Ubben Join ExxonMobil Board of Directors

IRVING, Texas – Exxon Mobil Corporation said today that Michael Angelakis and Jeffrey Ubben have joined its board of directors.

Angelakis is chairman and CEO of Atairos, an independent strategic investment company focused on supporting growth-oriented businesses across a range of industries. Prior to founding Atairos, he served as Comcast Corporation’s vice chairman and chief financial officer. In those roles, Angelakis led strategic planning, capital allocation and corporate development, including overseeing Comcast’s successful transition into media and other technologies. Angelakis is a non-executive director of TriNet Group, Inc. and Groupon, Inc., and is a former chairman of the Federal Reserve Bank of Philadelphia.

Ubben co-founded Inclusive Capital Partners, a San Francisco-based investment firm focused on increasing shareholder value and promoting sound environmental, social and governance practices. Previously, he was a co-founder of ValueAct Capital Partners, an investment firm emphasizing strong, constructive relationships with company management teams and boards. He is currently a non-executive director for Appharvest Inc., Enviva Partners LP and Nikola Corporation.

“We welcome these new directors as part of our ongoing board refreshment, which builds on the diverse global business experience of our current members,” said Darren Woods, chairman and chief executive officer of Exxon Mobil Corporation. “Michael and Jeff’s expertise in capital allocation and strategy development has helped companies navigate complex transitions for the benefit of shareholders and broader stakeholders. Their contributions will be valued as ExxonMobil advances plans to increase shareholder value by responsibly providing needed energy while playing a leadership role in the energy transition.”

With the election of Angelakis and Ubben, the ExxonMobil board increased to 13 directors, 12 of whom are independent. In recent years the company has pursued additional board expertise in the areas of climate science, asset and risk management, and relevant industry experience. Seven independent directors have been appointed since 2016. The average director tenure for the ExxonMobil board is less than five years, compared to an average of eight years for companies in the S&P 500.

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About ExxonMobil
ExxonMobil, one of the largest publicly traded international energy companies, uses technology and innovation to help meet the world’s growing energy needs. ExxonMobil holds an industry-leading inventory of resources, is one of the largest refiners and marketers of petroleum products, and its chemical company is one of the largest in the world. To learn more, visit exxonmobil.com and the Energy Factor.

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Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) intends to file a proxy statement and associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in ExxonMobil’s proxy statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020, ExxonMobil’s Form 8-K filed with the SEC on February 2, 2021 and ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the 2020 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.
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